EXHIBIT A-1

                   FORM OF [CERTIFICATE/ARTICLES] OF INCORPORATION


              I.    The name of the Corporation is _____________________.

             II. The location and post office address of the registered office of the Corporation in _______________________ is:


                    ________________________________________________________
                    ________________________________________________________
                    ________________________________________________________

            III. The purposes for which the Corporation is incorporated are to engage in all lawful business for which corporations may be incorporated under the [applicable corporate law].

             IV. The Corporation is incorporated under the provisions of the [applicable corporate law].

              V. The term of existence of the Corporation shall be perpetual.

             VI. The aggregate number of shares which the Corporation shall have the authority to issue is _________________________ (_____) shares of the par value of $_____ per share, all of which shall be designated "Common Shares".

            VII.    The  name  and  address  of the  sole  incorporator  is
                    ______________________________________________________.

           VIII. The number of directors shall not be less than one nor more than twelve. The number of directors within said minimum and maximum limits which shall constitute the Board of Directors shall be specified in the By-Laws of the Corporation.


               IN WITNESS WHEREOF, the Incorporator has hereunto signed [this Certificate] [these Articles] of Incorporation this ____ day of _____, 199_.




                                   ________________________________________
                                             Sole Incorporator